Exhibit 99.1
    NEWS RELEASE

Company Contact	Investor Contact
Jonathan Wilson	Brett L. Perry
Chief Financial Officer	Shelton Group
503-615-1685	214-272-0070
jon.wilson@radisys.com	bperry@sheltongroup.com

RADISYS REPORTS THIRD QUARTER 2016 RESULTS (corrected)

Consolidated revenue grows 24% year-on-year to $55.4 million

HILLSBORO, OR - October 25, 2016 - Radisys Corporation (NASDAQ: RSYS), the services acceleration company, today announced financial results for the third quarter ended September 30, 2016.

Third Quarter Highlights

•	Consolidated revenue of $55.4 million resulted in 24% year-on-year revenue growth;

•	GAAP loss per share was $0.07, with non-GAAP earnings of $0.07 per diluted share;

•	Secured and fulfilled follow-on DCEngine orders of nearly $20 million from a Tier 1 U.S. service provider;

•	Awarded next-generation MediaEngine deployment by a Tier 1 U.S. service provider; and

•	Secured first professional services proof of concept through CORD from a Tier 1 European service provider.

“Third quarter revenue exceeded the top end of our guidance range, due in part to a partial pull-in of DCEngine orders from our largest Tier 1 U.S. customer that we previously expected to deliver in the fourth quarter,” said Brian Bronson, Radisys President and Chief Executive Officer. “Earnings were also better than expected in the quarter, resulting in non-GAAP earnings per share of $0.21 for the first nine months of 2016, which is equivalent to our full year EPS in 2015.”

“Strategically, the ongoing traction with our Tier 1 U.S. customer over the last few quarters for both DCEngine and FlowEngine, combined with the recently expanded activity across multiple product lines at our large customer in Asia, are powerful testaments to our ability to introduce and implement highly disruptive solutions for leading service providers. Our execution in support of commercial deployments by these service providers has meaningfully elevated awareness of Radisys at multiple Tier 1 service providers that are now either actively evaluating in labs or conducting trials of our DCEngine and FlowEngine products. During the quarter, we also advanced sales activity for our MediaEngine product line by securing a long-term strategic win in support of next-generation NFV conferencing deployments, which we expect initial bookings from in the first half of 2017.”

“As we’ve indicated in previous quarters, Radisys is positioned as a leading provider for CORD (Central Office Re-architected as a Datacenter) integration solutions, and during the third quarter we secured our first proof of concept at a Tier 1 European service provider. This initial proof of concept, along with the rapidly growing funnel of similar potential engagements through CORD, are individual programs that begin with Radisys providing solutions expertise in the form of professional services and we believe each represents a significant opportunity to pull-through sales of our products as well as increased services business over time.”

“In closing, at the midpoint of our fourth quarter guidance, we will deliver on our full year revenue and EPS guidance, while having simultaneously accelerated investment in our business to successfully deliver on several sizable opportunities. Looking beyond 2016, we are acutely focused on increasing our preparedness to convert the growing number of engagements we have with Tier 1 service providers into actionable commercial orders. Although the path to realizing our larger vision will not always be a straight line, I strongly believe the compelling value proposition of Radisys’ disruptive products and services have us well positioned to capture meaningful long-term growth.”

Software-Systems Results

For the third quarter of 2016, Software-Systems revenue was $10.4 million, compared to $14.6 million in the prior quarter and $15.5 million in the third quarter of 2015. The year-on-year decline was the result of large prior year orders for MediaEngine product from an Asian service provider deploying its greenfield LTE network.

Gross margins were 59.6%, compared to 62.8% in the prior quarter and 58.7% in the third quarter of 2015. The sequential decline was the result of unfavorable product mix while the year-on-year improvement was the result of favorable product mix, partially offset by lower absorption of fixed costs on a smaller revenue base.

Operating loss was $2.2 million, compared to breakeven in the prior quarter and income of $0.7 million in the third quarter of 2015. The current quarter operating results reflect a reduction in revenue due to the timing of shipments to an Asian service provider as well as increased hiring in support of new product feature development and an expanded sales footprint.

Embedded Products Results

For the third quarter of 2016, Embedded Products revenue was $45.0 million, compared to $46.7 million in the prior quarter and $29.3 million in the third quarter of 2015. The year-on-year increase reflects the shipment of follow-on DCEngine orders and growth with existing Embedded customers, offset by expected declines with non-strategic legacy customers.

Gross margins were 22.4%, compared to 17.8% in the prior quarter and 20.4% in the third quarter of 2015. The sequential increase reflects the benefit of operational efficiencies related to follow-on DCEngine orders and coupled with favorable product mix within core Embedded accounts. The year-on-year increase was the result of improved overhead absorption on higher revenue and favorable product mix within core Embedded accounts.

Operating income was $4.9 million, compared to $3.7 million in the prior quarter and $1.8 million in the third quarter of 2015. The sequential improvement in operating income was the result of a discrete focus on operational and supply chain synergies.

Consolidated Results

For the third quarter of 2016, consolidated revenue was $55.4 million, compared to $61.3 million in the prior quarter and $44.8 million in the third quarter of 2015. Consolidated revenue growth of 24% year-over-year was the result of continued DCEngine traction and offset by the timing of MediaEngine deployments by a large Asian service provider.

On a GAAP basis, gross margin in the third quarter of 2016 was 25.7%, compared to 25.2% in the prior quarter and 29.0% in the third quarter of 2015. Third quarter 2016 GAAP research and development and selling, general, and administrative expenses were $14.4 million, compared to $14.9 million in the prior quarter and $13.6 million in the third quarter of 2015. The increase in operating expense year-on-year primarily reflects accelerated hiring in support of the Company’s strategic growth initiatives.

On a non-GAAP basis, third quarter 2016 gross margin was 29.4%, compared to 28.6% in the prior quarter and 33.6% in the third quarter of 2015. Third quarter 2016 research and development and selling, general and administrative expenses on a non-GAAP basis were $13.6 million, compared to $13.8 million in the prior quarter and $12.5 million in the third quarter of 2015.

For the third quarter of 2016, the Company recorded a GAAP net loss of $2.6 million, or $0.07 per share, compared to a GAAP net loss of $0.6 million, or $0.02 per share, in the prior quarter and GAAP net loss of $2.1 million, or $0.06 per share, in the third quarter of 2015. On a non-GAAP basis, the Company recorded net income of $2.6 million, or $0.07 per diluted share, compared to a net income of $3.7 million, or $0.10 per diluted share, in the prior quarter and net income of $2.6 million, or $0.07 per diluted share, in the third quarter of 2015.

Fourth Quarter 2016 Financial Guidance

•	Revenue is expected between $40 million to $44 million.

•
GAAP gross margin is expected to approximate 34% at the midpoint and GAAP R&D and SG&A expenses are expected to be approximately $16 million. Non-GAAP gross margin is expected between 38% to 40% of sales and total non-GAAP R&D and SG&A expenses are expected to approximate $15 million.

•	GAAP loss is expected to range from a loss of $0.10 to $0.06 per share. Non-GAAP earnings are expected to range from $0.02 to $0.06 per diluted share.

Conference Call and Webcast Information

The Company will host a conference call to discuss third quarter 2016 results on October 25, 2016, at 5:00 p.m. ET. To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 66185026. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on November 8, 2016. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 66185026. A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

About Radisys

Radisys (NASDAQ: RSYS) helps communications and content providers, and their strategic partners, create new revenue streams and drive cost out of their services delivery infrastructure. Radisys’ hyperscale software defined infrastructure, service aware traffic distribution platforms, real-time media processing engines and wireless access technologies enable its customers to maximize, virtualize and monetize their networks.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, changes in reporting segments financial outlook and expectations for the fourth quarter of 2016, and statements related to revenue and gross margins from our respective segments and product lines, investments in future growth, expense savings or reductions, increased profitability, product line focus, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, customer requirements, outcome of product trials, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) increased Tier 1 commercial deployments across multiple product lines, (b) continued implementation of the Company’s next-generation datacenter product, (c) customer implementation of traffic management solutions, (d) the outcome of product trials, (e) the market success of customers' products and solutions, (f) the development and transition of new products and solutions, (g) the enhancement of existing products and solutions to meet customer needs and respond to emerging technological trends, (h) the Company’s ability to raise additional growth capital, (i) the Company's dependence on certain customers and high degree of customer concentration, (j) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (k) matters affecting the software and embedded product industry, including changes in industry standards, changes in customer requirements and new product introductions, (l) actions by regulatory authorities or other third parties, (m) cash generation, (n) changes in tariff and trade policies and other risks associated with foreign operations, (o) fluctuations in currency exchange rates, (p) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (q) risks relating to fluctuations in the Company's operating results, the uncertainty of revenues and profitability and the potential need to raise additional funding and (r) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of October 25, 2016. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, (d) non-cash income tax expense and (e) gain on the liquidation of foreign subsidiaries. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Radisys® is a registered trademark of Radisys

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues	$55,397	$44,780	$171,831	$140,516
Cost of sales:
Cost of sales	39,225	29,812	123,576	96,347
Amortization of purchased technology	1,926	1,961	5,780	5,935
Gross margin	14,246	13,007	42,475	38,234
Operating expenses:
Research and development	6,093	6,054	18,044	19,618
Selling, general and administrative	8,321	7,561	24,514	22,536
Intangible assets amortization	1,260	1,260	3,780	3,780
Restructuring and other charges, net	655	148	1,602	4,842
Loss from operations	(2,083)	(2,016)	(5,465)	(12,542)
Interest expense	(116)	(97)	(392)	(417)
Other income, net	255	568	1,463	1,126
Loss before income tax expense	(1,944)	(1,545)	(4,394)	(11,833)
Income tax expense	694	521	1,800	1,405
Net loss	$(2,638)	$(2,066)	$(6,194)	$(13,238)

Net loss per share:
Basic	$(0.07)	$(0.06)	$(0.17)	$(0.36)
Diluted	$(0.07)	$(0.06)	$(0.17)	$(0.36)
Weighted average shares outstanding
Basic	38,056	36,830	37,402	36,740
Diluted	38,056	36,830	37,402	36,740

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$27,479	$20,764
Accounts receivable, net	56,572	60,942
Inventories and deferred cost of sales, net	19,080	30,925
Other current assets	6,423	14,098
Total current assets	109,554	126,729
Property and equipment, net	6,616	6,134
Intangible assets, net	20,762	30,322
Other assets, net	4,368	3,884
Total assets	$141,300	$167,069

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,391	$43,451
Deferred revenue	6,117	23,062
Other accrued liabilities	11,916	16,654
Line of credit	25,000	15,000
Total current liabilities	75,424	98,167
Other long-term liabilities	5,540	2,985
Total liabilities	80,964	101,152
Shareholders' equity:
Common stock	338,590	338,165
Accumulated deficit	(277,543)	(271,349)
Accumulated other comprehensive income	(711)	(899)
Total shareholders’ equity	60,336	65,917
Total liabilities and shareholders’ equity	$141,300	$167,069

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(2,638)	$(2,066)	$(6,194)	$(13,238)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	4,182	4,582	12,775	14,056
Stock-based compensation expense	987	1,172	2,867	2,971
Other	2,201	947	2,401	2,684
Changes in operating assets and liabilities:
Accounts receivable	(13,572)	(4,932)	4,357	(25)
Inventories and deferred cost of sales	2,657	(1,631)	7,760	1,745
Other receivables	656	367	7,663	2,874
Accounts payable	7,439	1,679	(11,265)	(5,910)
Deferred revenue	2,621	782	(14,738)	1,148
Other operating assets and liabilities	(2,516)	(412)	(2,986)	797
Net cash provided by operating activities	2,017	488	2,640	7,102
Cash flows from investing activities:
Capital expenditures	(2,290)	(607)	(3,420)	(1,653)
Net cash used in investing activities	(2,290)	(607)	(3,420)	(1,653)
Cash flows from financing activities:
Borrowings on line of credit, net	—	—	10,000	—
Repayment of convertible senior notes	—	—	—	(18,000)
Net settlement of restricted shares	(3,237)	(5)	(3,259)	(102)
Other financing activities	37	83	538	250
Net cash provided by (used in) financing activities	(3,200)	78	7,279	(17,852)
Effect of exchange rate changes on cash and cash equivalents	26	(132)	216	(463)
Net increase (decrease) in cash and cash equivalents	(3,447)	(173)	6,715	(12,866)
Cash and cash equivalents, beginning of period	30,926	18,549	20,764	31,242
Cash and cash equivalents, end of period	$27,479	$18,376	$27,479	$18,376

REVENUES, GROSS MARGIN AND INCOME (LOSS) FROM OPERATIONS BY OPERATING SEGMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue
Software-Systems	$10,441	$15,477	$39,101	$39,336
Embedded Products and Hardware Services	44,956	29,303	132,730	101,180
Total revenues	$55,397	$44,780	$171,831	$140,516

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gross margin
Software-Systems	$6,226	$9,081	$24,186	$22,354
Embedded Products and Hardware Services	10,070	5,973	24,370	22,043
Corporate and other	(2,050)	(2,047)	(6,081)	(6,163)
Total gross margin	$14,246	$13,007	$42,475	$38,234

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income (loss) from operations
Software-Systems	$(2,201)	$743	$(1,390)	$(3,126)
Embedded Products and Hardware Services	4,946	1,782	9,954	8,112
Corporate and other	(4,828)	(4,541)	(14,029)	(17,528)
Total loss from operations	$(2,083)	$(2,016)	$(5,465)	$(12,542)

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2016		2015		2016		2015
North America	$34,541	62.4%	$18,539	41.4%	$116,698	67.9%	$58,470	41.6%
Asia Pacific	7,946	14.3	19,206	42.9	22,025	12.8	58,016	41.3
Europe, the Middle East and Africa	12,910	23.3	7,035	15.7	33,108	19.3	24,030	17.1
Total	$55,397	100.0%	$44,780	100.0%	$171,831	100.0%	$140,516	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2016		2015		2016		2015
GROSS MARGIN:
GAAP gross margin	$14,246	25.7%	$13,007	29.0%	$42,475	24.7%	$38,234	27.2%
(a) Amortization of acquired intangible assets	1,926		1,961		5,780		5,935
(b) Stock-based compensation	124		86		301		228
Non-GAAP gross margin	$16,296	29.4%	$15,054	33.6%	$48,556	28.3%	$44,397	31.6%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$6,093	11.0%	$6,054	13.5%	$18,044	10.5%	$19,618	14.0%
(b) Stock-based compensation	238		252		676		641
Non-GAAP research and development	$5,855	10.6%	$5,802	13.0%	$17,368	10.1%	$18,977	13.5%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$8,321	15.0%	$7,561	16.9%	$24,514	14.3%	$22,536	16.0%
(b) Stock-based compensation	625		834		1,890		2,102
Non-GAAP selling, general and administrative	$7,696	13.9%	$6,727	15.0%	$22,624	13.2%	$20,434	14.5%

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(2,083)	(3.8)%	$(2,016)	(4.5)%	$(5,465)	(3.2)%	$(12,542)	(8.9)%
(a) Amortization of acquired intangible assets	3,186		3,221		9,560		9,715
(b) Stock-based compensation	987		1,172		2,867		2,971
(c) Restructuring and acquisition-related charges, net	655		148		1,602		4,842
Non-GAAP income from operations	$2,745	5.0%	$2,525	5.6%	$8,564	5.0%	$4,986	3.5%

NET INCOME (LOSS):
GAAP net loss	$(2,638)	(4.8)%	$(2,066)	(4.6)%	$(6,194)	(3.6)%	$(13,238)	(9.4)%
(a) Amortization of acquired intangible assets	3,186		3,221		9,560		9,715
(b) Stock-based compensation	987		1,172		2,867		2,971
(c) Restructuring and acquisition-related charges, net	655		148		1,602		4,842
(d) Income taxes	404		132		682		630
(e) Gain on the liquidation of foreign subsidiaries	$—		$—		$(421)		$—
Non-GAAP net income	$2,594	4.7%	$2,607	5.8%	$8,096	4.7%	$4,920	3.5%

GAAP weighted average diluted shares	38,056		36,830		37,402		36,740
Dilutive equity awards included in
non-GAAP earnings per share	1,313		167		1,164		156
Non-GAAP weighted average diluted shares	39,369		36,997		38,566		36,896
GAAP net loss per share (diluted)	$(0.07)		$(0.06)		$(0.17)		$(0.36)
Non-GAAP adjustments detailed above	0.14		0.13		0.38		0.49
Non-GAAP net income per share (diluted)	$0.07		$0.07		$0.21		$0.13

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	December 31, 2016
	Low End	High End
GAAP net loss	(4.0)	(2.5)
(a) Amortization of acquired intangible assets	3.2	3.2
(b) Stock-based compensation	1.0	1.0
(c) Restructuring and acquisition-related charges, net	0.4	0.5
(d) Income taxes	0.2	0.3
Total adjustments	4.8	5.0
Non-GAAP net income	$0.8	$2.5

GAAP weighted average shares	38,500	38,500
Non-GAAP adjustments	1,000	2,000
Non-GAAP weighted average shares (diluted)	39,500	40,500

GAAP net loss per share	(0.10)	(0.06)
Non-GAAP adjustments detailed above	0.12	0.12
Non-GAAP net income per share (diluted)	$0.02	$0.06

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2016
GAAP	34.0%
(a) Amortization of acquired intangible assets	4.5
(b) Stock-based compensation	0.5
Non-GAAP	39.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
December 31, 2016
GAAP	$16.0
(b) Stock-based compensation	1.0
Non-GAAP	$15.0

Non-GAAP financial measures includes the performance of Software-Systems and Embedded Products and Hardware Services.
The Company excludes the following corporate and other expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

(e) Gain on the liquidation of foreign subsidiaries: On a non-recurring basis we have recorded a gain or loss to reflect the realization of accumulated foreign currency translation adjustments upon the liquidation of certain international subsidiaries. This gain or loss represents the net unrealized foreign currency translation gains or losses accumulated from changes in exchange rates and the related effects from the translation of assets and liabilities of these entities. The liquidation of foreign subsidiaries occurs on an infrequent basis and management does not view the impact of this non-cash charge as indicative of the ongoing performance of the Company.  As such, the Company believes it is appropriate to exclude this gain from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.